UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2009 (February 28, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2009, SteelCloud, Inc. (“SteelCloud” or the “Company”) entered into an Employment Agreement Amendment (the “Amended Agreement”) with Kevin Murphy, the Company’s current Chief Financial Officer, pursuant to which the terms of Mr. Murphy’s employment agreement, dated June 8, 2004, as amended on October 26, 2007 and December 31, 2008, were amended. Under the terms of the Amended Agreement, Mr. Murphy’s annual base salary was reduced to $193,500, from $215,000 and Mr. Murphy’s monthly general business allowance was reduced to $500, from $1,000.   The terms of the Amended Agreement further provide that (a) Mr. Murphy agrees to forfeit options to purchase an aggregate of 225,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (b) Mr. Murphy shall enter into a separate Incentive Stock Option agreement with the Company, pursuant to which Mr. Murphy shall be granted an option to purchase 150,000 shares of Common Stock, which shall vest quarterly in arrears over a one year period, and (c)  Mr. Murphy shall enter into  a separate Restricted Stock Agreement with the Company, pursuant to which Mr. Murphy shall receive 90,000 shares of restricted Common Stock which shall vest ratably over 12 months, or 7,500 shares per month, so long as Mr. Murphy is employed by the Company on the last day of each month.

A copy of Mr. Murphy’s Amended Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1           Employment Agreement Amendment, dated February 28, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2009		STEELCLOUD, INC.
	By:	/s/ Brian H. Hajost Brian H. Hajost, President and Chief Executive Officer

EXHIBIT INDEX

10.1           Employment Agreement Amendment, dated February 28, 2009.